EXHIBIT  23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1998 Stock Option and Incentive Plan of Globe Business Resources, Inc. of our report dated April 10, 1998 appearing on page F-1 of Globe Business Resources, Inc.'s Annual Report on Form 10-K for the year ended February 28, 1998.



PricewaterhouseCoopers LLP
Cincinnati, Ohio
July 31,1998